Exhibit 99.1

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Sky Harbour LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Sky Harbour LLC and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in members’ equity (deficit), and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2021.

EISNERAMPER LLP

New York, New York

March 28, 2022

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets

Cash	$6,804,707	$-
Restricted cash	197,130,166	71,738
Prepaid expenses and other assets	3,141,557	201,574
Cost of construction	25,033,733	3,404,879
Constructed assets, net	14,499,682	15,000,428
Right-of-use assets	56,867,432	33,025,131
Long-lived assets, net	409,467	316,683

Total assets	$303,886,744	$52,020,433

Liabilities and members' equity (deficit)

Accounts payable, accrued expenses and other liabilities	$10,958,719	$1,040,438
Loans payable to related parties	-	11,212,454
Operating lease liabilities	61,289,035	34,814,015
Loans payable, net of debt issuance costs	-	11,462,104
Bonds payable, net of debt issuance costs and premiums	160,679,392	-

Total liabilities	232,927,146	58,529,011

Redeemable Series B Preferred Units	54,028,860	-

Members' equity (deficit)	16,930,738	(6,508,578)

Total liabilities and members' equity (deficit)	$303,886,744	$52,020,433

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year-ended December 31, 2021	Year-ended December 31, 2020
Revenues:
Rental revenue	$1,577,919	$685,596
Total revenue	1,577,919	685,596

Expenses:
Operating	4,276,856	1,941,282
Depreciation	569,914	47,024
General and administrative	8,930,319	837,336
Total expenses	13,777,089	2,825,642

Other Expenses:
Interest expense, net of capitalized interest	1,160,298	395,698
Loss on extinguishment of loan payable to related party	250,000	-
Total other expenses	1,410,298	395,698

Net loss	$(13,609,468)	$(2,535,744)

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

	Year ended December 31, 2021	Year ended December 31, 2020

Balance, January 1	$(6,508,578)	$(3,972,834)

Series A Preferred Units issued	31,250,000	-
Syndication costs – Series A Preferred Units	(325,363)	-
Warrants issued in connection with Redeemable Series B Preferred Units	289,736	-
Syndication costs - Warrants	(3,609)	-
Incentive compensation	216,827	-
Gain on extinguishment of related party loan, net of repurchase of membership interests	5,621,193	-
Net loss	(13,609,468)	(2,535,744)

Balance, December 31	$16,930,738	$(6,508,578)

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2021	Year ended December 31, 2020
Cash flows from operating activities:
Net loss	$(13,609,468)	$(2,535,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,009,174	93,462
Deferred rent receivable	(99,924)	2,827
Loss on extinguishment of related party loan payable	250,000	-
Incentive compensation	216,827	-
Non-cash lease expense	2,632,718	1,334,582
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(316,127)	(26,618)
Accounts payable, accrued expenses and other liabilities	3,301,964	90,074

Net cash used in operating activities	(6,614,836)	(1,041,417)

Cash flows from investing activities:
Purchases of long-lived assets	(161,952)	(152,159)
Payments for cost of construction	(15,832,404)	(11,744,897)

Cash used in investing activities	(15,994,356)	(11,897,056)

Cash flows from financing activities:
Issuance of Series A Preferred Units	30,000,000	-
Issuance of Redeemable Series B Preferred Units and Warrants	55,000,000	-
Payments for syndication costs	(1,633,383)	(24,632)
Proceeds of Bonds payable	166,589,436	-
Payments for debt issuance costs – Loans payable	(68,690)	(1,723,066)
Payments for debt issuance costs – Bonds payable	(6,002,330)	-
Payment of loan payable and unit redemption of membership interest	(5,221,412)	-
Payments of loans payable	(13,831,529)	-
Proceeds of loans payable	1,010,084	9,747,012
Proceeds of loans payable to related parties	630,151	3,992,334

Net cash provided by financing activities	226,472,327	11,991,648

Net increase (decrease) in cash and restricted cash	203,863,135	(946,825)

Cash and restricted cash, beginning of year	71,738	1,018,563

Cash and restricted cash, end of year	$203,934,873	$71,738

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

1.	Organization and Business Operations

Sky Harbour LLC and its consolidated subsidiaries are collectively referred to herein as the “Company”. The Company was formed as a private limited liability company under the laws of Delaware on October 19, 2017. Any references to “we” or “our” is referring to the Company.

The Company is an aviation infrastructure development company building a nationwide network of Home-Basing Solutions (“HBS”) for business aircraft. The Company develops, leases and manages general aviation hangars across the United States. The Company’s HBS campuses feature exclusive private hangars and a suite of dedicated services specifically designed for home-based aircraft.

Our portfolio as of December 31, 2021 is as follows:

●	Sugar Land Regional Airport (“SGR”), Sugar Land, TX (Houston area);
●	Miami-Opa Locka Executive Airport (“OPF”), Opa-Locka, FL (Miami area);
●	Nashville International Airport ("BNA"), Nashville, TN;
●	Centennial Airport (“APA”), Englewood, CO (Denver area); and
●	Phoenix Deer Valley Airport (“DVT”), Phoenix, AZ.

On October 15, 2021, the Company entered into a binding letter of intent with the Town of Addison for a ground lease of approximately 6 acres on the Northeast side of the primary runway at Addison Airport in Addison, Texas. The anticipated lease term is 40 years with no additional options, which is the maximum allowable term permitted by the Town of Addison.

Yellowstone Merger

On August 1, 2021, the Company entered into a business combination agreement (the “Yellowstone Merger”) with Yellowstone Acquisition Company (“Yellowstone”), a publicly-traded special purpose acquisition company sponsored by Boston Omaha Corporation (“BOMN”). Pursuant to the terms of the Yellowstone Merger, through a series of transactions, the Company completed the business combination on January 25, 2022 (the “Closing Date”).

On the Closing Date, Yellowstone changed its name to Sky Harbour Group Corporation (“SHG”) and the Company restructured its capitalization, issuing 14,937,581 common units of the Company to SHG, which was equal to the number of outstanding shares of Class A Common Stock immediately after giving effect to the Yellowstone Merger (taking into account the redemption of Yellowstone Class A Common Stock and the Class A Common Stock issued under the BOC PIPE (as defined below)). Existing Common Units of the Company (other than the existing incentive common units), existing Series A preferred units and the existing Series B preferred units (see Note 9, Equity and Redeemable Equity) were reclassified into Common Units of the Company. The Yellowstone Merger effected certain adjustments to the number of Incentive Units to reflect the new capital structure. As a result of the Yellowstone Merger, SHG was appointed as the managing member of the Company (the “Managing Member”). In addition, the Common Units issued to BOC YAC Funding LLC (“BOC YAC”) in respect of its Series B preferred units were converted into 5,500,000 shares of SHG Class A Common Stock and holders of the Company’s Common Units received one share of SHG Class B common stock for each Common Unit.

As consideration for the issuance of 14,937,581 of the Company’s Common Units to SHG, Yellowstone the amount held in the Yellowstone trust account after (i) deducting $123,068,515 required to fund the redemption of SHG Class A Common Stock held by eligible stockholders who properly elected to have their shares redeemed as of the Closing Date, (ii) taking into account the $45,000,000 purchase of SHG Class A Common Stock by Boston Omaha (the “BOC PIPE”) and (iii) deducting $21,164,160 consisting of deferred underwriting commissions of Yellowstone, transaction expenses, the BOC Yellowstone LLC promissory note repayment and the payment to a counterparty in connection with a forward purchase transaction. As a result of the Yellowstone Merger, holders of the Existing Common Units (the “Existing Equityholders”) of the Company have a 73.9% economic interest in the Company through their respective Common Units and have a 73.9% voting interest in SHG through the shares of SHG Class B common stock issued as part of the Yellowstone Merger as of the Closing Date. As of March 7, 2022, the counterparty to the forward purchase transaction had sold all SHG Class A shares covered by the agreement in open-market transactions, and as a result $6,734,602 was remitted to the Company, free of any restrictions, resulting in total consideration of $46,262,048 contributed to the Company, net of deductions.

As a result of the Yellowstone Merger, SHG is organized as an “Up-C” structure in which substantially all of the operating assets of the Company’s business are held by the Company, and the SHG’s only substantive assets are its equity interests in the Company.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Notwithstanding the legal form of the Yellowstone Merger pursuant to the terms therein, the Yellowstone Merger is accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, SHG is treated as the acquired company for financial reporting purposes, and the Company is treated as the accounting acquirer. In accordance with this accounting method, the Yellowstone Merger is treated as the equivalent of the Company issuing stock for the net assets of SHG, accompanied by a recapitalization. The net assets of SHG will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Yellowstone Merger will be those of the Company. The Company has been deemed the accounting acquirer for purposes of the Yellowstone Merger based on an evaluation of the following facts and circumstances:

•	The Existing Equityholders of the Company hold a majority voting interest in SHG;

•	The Existing Equityholders of the Company have the ability to nominate and elect the majority of SHG’s Board of Directors;

•	The Company’s existing senior management team comprises the senior management of SHG;

•	The Company’s operations comprise the ongoing operations of SHG; and

•	The Company’s assets were larger in relative size compared to Yellowstone’s assets prior to the Yellowstone Merger.

Liquidity

As a result of ongoing construction project and business development activities, including the lease up of available hangar space, the Company has incurred recurring losses and negative cash flows from operating activities since its inception, including net losses of $13,609,468 and $2,535,744 for the years ended December 31, 2021, and 2020, respectively. The Company expects to continue to invest in such activities and generate operating losses in the near future.

The Company has construction commitments that are due over the upcoming 12 months as noted in Note 14, Commitments and Contingencies, as well as lease commitments as noted in Note 6, Leases, and bond interest due over the same period as noted in Note 7, Bonds Payable. The Company obtained long-term financing through bond and equity offerings to fund its commitments (see Note 7, Bonds Payable, and Note 9, Equity), and believes its liquidity is sufficient to allow continued operations for more than one year after the date the financial statements are available to be issued.

2.	Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with GAAP, and such consolidated financial statements are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred. These consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year’s presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Such estimates include the estimates of collectability of tenant lease payments, assumptions used within impairment analyses, estimated useful lives of depreciable assets and amortizable costs, estimates of inputs utilized in determining incentive compensation expense and equity instruments such as warrants, estimates and assumptions related to right-of-use assets and operating lease liabilities. Actual results could differ materially from those estimates.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Risks and Uncertainties

The Company’s operations have been limited to-date. For most of its history, the Company was engaged mainly in securing land and constructing aviation hangars. The major risk faced by the Company is its future ability to obtain additional tenants for the facilities that it constructs, and to contract with such tenants for rental income in an amount that is sufficient to meet the Company’s financial obligations.

In March 2020, the World Health Organization declared coronavirus 2019 (“COVID-19”) a global pandemic. The outbreak of COVID-19 caused severe disruptions in the global economy and has adversely impacted businesses and financial markets. During 2020, the Company experienced delays in construction due to COVID-19 mandates such as physical distancing, supply chain issues, and subcontractor availability. In 2020, there was a significant slowdown in the aviation sector in general due to decreased travel which has since eased, particularly in private aviation. During 2021, vaccinations for COVID-19 have begun to be widely distributed among the general population which has resulted in loosened restrictions previously mandated. However, the potential emergence of vaccine-resistant variants of COVID-19 could result in restrictions being mandated again or affect the timing of loosened restrictions. The Company’s management is not able, at this time, to determine what, if any, the ultimate impact COVID-19 will have on its future financial condition, results of operations and cash flows.

Significant Accounting Policies

Cost of Construction

Cost of construction on the consolidated balance sheets is carried at cost. The cost of acquiring an asset includes the costs necessary to bring a capital project to the condition necessary for its intended use. Costs are capitalized once the construction of a specific capital project is probable. Construction labor and other direct costs of construction are capitalized. Professional fees for engineering, procurement, consulting, and other soft costs that are directly identifiable with the project and are considered an incremental direct cost are capitalized. The Company allocates a portion of its internal salaries to both capitalized cost of construction and to general and administrative expense based on the percentage of time certain employees worked in the related areas. Interest costs on the loans and bonds used to fund the capital projects (see Note 12, Interest) are also capitalized until the capital project is completed.

Constructed assets, net

Constructed assets on the consolidated balance sheets consists principally of developed airplane hangar buildings, and are carried at cost less accumulated depreciation. Once a capital project is complete, the Company begins to depreciate the constructed asset on a straight-line basis over the lesser of the life of the asset or the remaining term of the related ground lease, including expected renewal terms. Constructed assets, net, as of December 31, 2021 and 2020 consists of the Sugar Land Phase I project, which is being depreciated over 28 years.

Other long-lived assets

Long-lived assets on the consolidated balance sheets consists principally of equipment and software. Long-lived assets are carried at cost less accumulated depreciation. Maintenance and repair expenses are charged to expense as incurred. Depreciation is recognized on a straight-line basis over 5 years, the estimated useful life of the assets.

Impairment Analysis

The Company’s assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment analyses are based on, in part, the Company’s current plans, intended holding periods and available market information at the time the analyses are prepared. An impairment exists when the carrying amount of an asset exceeds the aggregate projected future cash flows over the anticipated holding period on an undiscounted basis. An impairment loss is measured based on the excess of the property’s carrying amount over its estimated fair value. Estimates of fair value are determined using discounted cash flow models, which consider, among other things, anticipated holding periods, current market conditions and utilize unobservable quantitative inputs, including appropriate capitalization and discount rates. If the estimates of the projected future cash flows, anticipated holding periods, or market conditions change, evaluation of impairment losses may be different and such differences could be material to the consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and other factors that could differ materially from actual results.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Basis of Consolidation

The Company’s ownership percentage in each of its consolidated subsidiaries is 100% and it presently consolidates all of its subsidiaries under the voting interest method.

There are no variable interest entities (“VIEs”) in which the Company is considered to be the primary beneficiary. Entities are considered to be the primary beneficiary if they have both of the following characteristics: (i) the power to direct the activities that, when taken together, most significantly impact the VIE’s performance, and (ii) the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE. Judgment with respect to the level of influence or control of an entity involves the consideration of various factors including the form of ownership interest, representation in the entity’s governance, the size of the entity’s investment, estimates of future cash flows, the ability to participate in policy making decisions and the rights of the other investors to participate in the decision-making process and to replace the Company as manager and/or liquidate the joint venture, if applicable.

Cash and Restricted Cash

The Company’s cash is held at a major commercial bank, which cash balance may at times exceed the Federal Deposit Insurance Corporation limit. To date, the Company has not experienced any losses on its cash deposits.

Pursuant to the Company’s Bond offering described in Note 7, Bonds Payable, various restricted trust bank accounts were established with the bond proceeds. Such trust bank accounts are included in Restricted cash on the consolidated balance sheet as of December 31, 2021. As of December 31, 2020, under the Company’s previous loan agreements described in Note 8, Loans Payable, the Company maintained certain cash management and collection bank accounts pursuant to an Account Control Agreement with the lender. Under this agreement, the bank accounts and the funds deposited therein served as security/collateral for the loans. When the loans were repaid in August and September 2021, the funds in those accounts were released. Restricted cash also includes security deposits held on behalf of the Company’s tenants.

Debt Issuance Costs Related to Bonds and Loans Payable

Debt issuance costs related to bonds payable and loans payable consist of fees and direct costs incurred in obtaining such financing. The debt issuance costs associated with the bonds payable are amortized using the effective interest method over the life of the bonds. Debt issuance costs that were associated with the previous loans payable were amortized on a straight-line basis, which approximated the effective interest method, over the terms of the related debt agreements. The unamortized portion of debt issuance costs is included as a reduction of bonds payable or loans payable, respectively, on the consolidated balance sheets. In the case of both the bonds and loans payable, amortization of debt issuance costs is capitalized into cost of construction on the consolidated balance sheets. Once the related asset is completed and placed in service, the related amortization of debt issuance costs is no longer capitalized and is expensed as interest expense in the consolidated statements of operations over the related period. Upon the early extinguishment of bonds or loans payable, any unamortized costs related to such bonds or loans payable would be written off as a component of “gain or loss on early extinguishment of debt” in the consolidated statements of operations.

Syndication costs

The Company accounts for syndication, or equity issuance costs, as an asset within prepaid expenses and other assets on the consolidated balance sheets until the related equity financing is obtained, and then reclassifies such costs as a reduction in equity. As of December 31, 2021 and 2020, the Company has $2,695,591 and $174,956, respectively, of syndication costs included within prepaid and other assets.

Leases

The Company accounts for leases under Accounting Standards Codification (“ASC”) Topic 842, Leases. The Company determines whether a contract contains a lease at the inception of the contract. ASC Topic 842 requires lessees to recognize lease liabilities and right-of-use (“ROU”) assets for all leases with terms of more than 12 months on the consolidated balance sheets. The Company has made an accounting policy election that will keep leases with an initial term of 12 months or less off the Company’s consolidated balance sheets and will result in recognizing those lease payments in the consolidated statements of operations on a straight-line basis over the lease term. When management determines that it is reasonably certain that the Company will exercise its options to renew the leases, the renewal terms are included in the lease term and the resulting ROU asset and lease liability balances.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The Company also has tenant leases and accounts for those leases in accordance with the lessor guidance under ASC Topic 842.

The Company has lease agreements with lease and non-lease components; the Company has elected the accounting policy to not separate lease and non-lease components for all underlying asset classes.

The Company has not elected to capitalize any interest cost that is implicit within its operating leases into cost of construction on the consolidated balance sheet, but instead, expenses its ground lease cost in the consolidated statements of operations.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value and establishes a framework for measuring fair value. The objective of fair value is to determine the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). ASC Topic 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels: Level 1 – quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities; Level 2 – quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active or other inputs that are observable or can be corroborated by observable market data; and Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Considerable judgment is necessary to interpret Level 2 and 3 inputs in determining the fair value of financial and non-financial assets and liabilities. Accordingly, fair value estimates may be different than the amounts that may ultimately be realized upon sale or disposition of these assets or settlement of these liabilities. See Note 11, Financial Instruments.

Revenue Recognition

The Company leases hangar facilities that it constructs to third parties. The lease agreements are either on a month-to-month basis or have a defined term and may have options to extend the term. Some of the leases contain options to terminate the lease by either party with given notice. There are no options given to the lessee to purchase the underlying assets. Rental revenue is recognized in accordance with ASC Topic 842, Leases (see Note 6, Leases) and includes (i) fixed payments of cash rents, which represents revenue each tenant pays in accordance with the terms of its respective lease and is recognized on a straight-line basis over the term of the lease and (ii) variable payments of tenant reimbursements, which are recoveries of all or a portion of the common area maintenance and operating expenses of the property and are recognized in the same period as the expenses are incurred. As of December 31, 2021 and December 31, 2020, the deferred rent receivable included in prepaid expenses and other assets was $102,751 and $2,827, respectively.

The Company evaluates the collectability of tenant receivables for payments required under the lease agreements. If the Company determines that collectability is not probable, the Company recognizes any difference between revenue amounts recognized to date under ASC 842 and payments that have been collected from the lessee, including security deposit amounts held, as a current period adjustment to rental revenue. There were no adjustments to rental revenue for uncollectible tenant rental payments in either of the years ended December 31, 2021 or 2020.

For the year ended December 31, 2021, the Company derived approximately 89% of its revenue from two tenants, each of which have ongoing leases with the Company which expire in December 2023 and November 2025, respectively. For the year ended December 31, 2020, the Company derived 90% of its revenue from two tenants, one of which had a month-to-month arrangement which terminated during 2020 and another tenant which has an ongoing lease which expires in December 2023 (see Note 6, Leases).

Operating Expenses

For the year ended December 31, 2021, operating expense within the consolidated statements of operations includes operating lease expense of $3,747,427 and other expenses, such as insurance, property tax and utilities, totaling $529,429. For the year ended December 31, 2020, operating expense includes operating lease expense of $1,781,116 and other expenses totaling $160,168. General and administrative expenses on the consolidated statements of operations also includes $51,228 and $0 of operating lease expense for the years ended December 31, 2021 and December 31, 2020, respectively.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Income Taxes

As a limited liability company, the Company is not subject to an entity-level income tax but rather is treated as a flow-through entity for tax purposes, with its items of income, gain, deduction, loss and credit being reported on its members’ income tax returns. The Company accounts for any interest and penalties related to uncertain tax positions as distributions to its members.

Advertising Costs

The Company expenses the cost of advertising and marketing as incurred. Advertising and marketing costs charged to general and administrative expenses totaled $291,523 and $84,909 for the years ended December 31, 2021 and 2020, respectively.

Recently Issued Accounting Pronouncements

In March 2020, the Financial Accounting Standards Board (“FASB”) issued ASU 2020-04, which adds ASC Topic 848, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU 2020-04 provides temporary optional expedients and exceptions to ease financial reporting burdens related to applying current GAAP to modifications of contracts, hedging relationships and other transactions in connection with the transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. In January 2021, the FASB issued ASU 2021-01 to clarify that certain optional expedients and exceptions apply to modifications of derivative contracts and certain hedging relationships affected by changes in the interest rates used for discounting cash flows, computing variation margin settlements, and for calculating price alignment interest. ASU 2020-04 is effective beginning on March 12, 2020 and may be applied prospectively to such transactions through December 31, 2022 and ASU 2021-01 is effective beginning on January 7, 2021 and may be applied retrospectively or prospectively to such transactions through December 31, 2022. The Company will apply ASU 2020-04 and 2021-01 prospectively as and when we enter into transactions to which these guidance standards apply.

In April 2020, the FASB staff issued a question-and-answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of the COVID-19 global pandemic. Under existing lease guidance, the entity would have to determine, on a lease-by-lease basis, if a lease concession was the result of a new arrangement reached with the tenant, which would be accounted for under the lease modification framework, or if a lease concession was under the enforceable rights and obligations that existed in the original lease, which would be accounted for outside the lease modification framework. The Lease Modification Q&A provides entities with the option to elect to account for lease concessions as though the enforceable rights and obligations existed in the original lease. This election is only available when total cash flows resulting from the modified lease are substantially similar to the cash flows in the original lease. The Company’s leases did not have any lease modifications executed as a result of COVID-19. Accordingly, the Lease Modification Q&A did not have an impact on the Company’s consolidated financial statements.

3.	Cost of Construction and Constructed Assets

	December 31, 2021	December 31, 2020
Constructed assets, net of accumulated depreciation:
Buildings, SGR (Phase I)	$15,078,604	$15,040,716
Accumulated depreciation	(578,922)	(40,288)
	$14,499,682	$15,000,428

Cost of Construction:
OPF; BNA; APA; DVT; SGR (Phase II)	$25,033,733	$3,404,879

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The SGR Phase I project was completed in December 2020. Depreciation expense for the years ended December 31, 2021 and 2020 totaled $538,634 and $40,288, respectively.

4.	Long-lived assets

Long-lived assets, net, consists of the following:

	December 31, 2021	December 31, 2020
Equipment	$199,985	$92,939
Software	247,498	230,480
	447,483	323,419
Accumulated depreciation	(38,016)	(6,736)
	$409,467	$316,683

Depreciation expense for the years ended December 31, 2021 and 2020 totaled $31,280 and $6,736, respectively.

5.	Supplemental Balance Sheet and Cash Flow Information

Accounts payable, accrued expenses and other liabilities

Accounts payable, accrued expenses and other liabilities, consists of the following:

	December 31, 2021	December 31, 2020
Costs of construction	$3,449,691	$728,523
Employee compensation and benefits	2,496,709	-
Interest	2,062,915	43,084
Transaction costs	2,048,421	219,014
Other	900,983	49,817
	$10,958,719	$1,040,438

Supplemental Cash Flow Information

The following table summarizes non-cash investing and financing activities:

	December 31, 2021	December 31, 2020
Accrued costs of construction, including interest	$5,512,606	$728,523
Accrued debt issuance costs	-	68,690
Accrued syndication costs	2,048,421	150,324
Debt issuance costs amortized to cost of construction	1,012,367	1,342,617
Net gain on extinguishment of related party notes	5,371,193	-
Settlement of related party note payable by issuing equity	1,250,000	-

The following table summarizes non-cash activities associated with the Company’s operating leases:

	December 31, 2021	December 31, 2020
Right-of-use assets obtained in exchange for operating lease liabilities	$25,847,546	$13,542,815
Non-cash decrease of right-of-use assets due to change in leased area	(733,159)	-
Non-cash decrease of operating lease liabilities due to change in leased area	(786,684)	-

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The following table summarizes interest paid for the twelve months then ended:

	December 31, 2021	December 31, 2020
Interest paid	$795,357	$1,517,145

The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets to the total shown within the consolidated statements of cash flows:

	December 31, 2021	December 31, 2020
Cash, beginning of year	$-	$1,018,563
Restricted cash, beginning of year	71,738	-
Cash and restricted cash, beginning of year	$71,738	$1,018,563

Cash, end of year	6,804,707	-
Restricted cash, end of year	197,130,166	71,738
Cash and restricted cash, end of year	$203,934,873	$71,738

6.	Leases

The Company’s ground leases at SGR, OPF, and BNA have terms ranging between 30 to 50 years, including options for the Company to extend the terms. These leases expire between 2049 and 2070, which include all lease extension options available to the Company. These three ground leases were in effect at both December 31, 2021 and December 31, 2020. On February 9, 2021, the ground lease at BNA was amended based on the results of a customary land survey, resulting in the square-feet covered by the lease to be revised from 713,272 to 687,136. As a result of the change in leased area, the Company derecognized approximately $380,382 and $400,286 of right-of-use asset and lease liabilities, respectively, during the year ended December 31, 2021.

The Company’s ground lease at OPF was entered into in May 2019 through its wholly owned subsidiary, Sky Harbour Opa Locka Airport LLC (“SHOLA”), with AA Acquisitions LLC (“AA”), the master ground lessee of Miami Dade County (“MDC”), the ultimate landowner. On March 2, 2022, the Company, through a wholly-owned subsidiary outside the Obligated Group, entered into an agreement for the Company to purchase AA’s underlying ground lease for approximately $8.5 million and lease the OPF property directly from MDC. The transaction will also require the Company to pay approximately $1.0 million in transfer fees to MDC and is expected to close in early April 2022. After such closing, SHOLA will continue to be obligated under the existing sublease but to an affiliate within the Company. The transaction would extend the term of the lease at OPF for the Company for an additional 10 years.

On January 1, 2021, the Company commenced an operating lease for a ground lease located at APA (“APA Lease”), with an initial lease term of 41 years (or up to 76 years including extension options). The APA Lease covered approximately 501,857 square-feet of land (Phase I), with an option to lease an additional parcel of approximately 371,763 square feet of land (Phase II) that must be exercised, at the Company’s option, within three-years of the lease’s commencement date. On August 19, 2021, the APA Lease was amended based on the results of a customary land survey, resulting in the square-feet covered by the lease to be revised to 508,462 and 348,302 for Phase I and Phase II, respectively. As a result of the change in leased area, the Company derecognized approximately $352,776 and $386,398 of right-of-use asset and lease liabilities, respectively, during the year ended December 31, 2021.

On May 4, 2021, the Company commenced an operating lease for a ground lease located at DVT (“DVT Lease”), with a lease term of 40 years. The DVT Lease covers approximately 384,474 square feet of land (Phase I), with an option to lease an additional parcel of approximately 288,152 square feet of land (Phase II) that must be exercised, at the Company’s option, within four-years of the lease’s commencement date.

The Company has leases for office space that commenced on February 1, 2020, February 1, 2021 and July 1, 2021. The term of the lease that commenced on February 1, 2020 is for two years and there are no renewal or extension options included in the lease. Each of the leases that commenced during 2021 has a one-year term with an additional one-year extension option included in the lease. The Company has also entered into a vehicle lease which commenced during 2021.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The Company’s leases are classified as operating leases under ASC Topic 842 and the Company is not party to any agreements that have been classified as a finance lease. Management has determined that it is reasonably certain that the Company will exercise its options to renew the leases, and therefore the renewal options are included in the lease term and the resulting ROU asset and lease liability balances. In order to calculate the ROU asset and lease liability for a particular lease, ASC Topic 842 requires that a lessee apply a discount rate equal to the rate implicit in the lease whenever that rate is readily determinable. The Company’s lease agreements do not provide a readily determinable implicit rate, nor is the rate available to the Company from its lessors. Therefore, the Company uses an incremental borrowing rate to determine the present value of the lease payments. The incremental borrowing rate represents the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar lease term to obtain an asset of similar value. For leases with terms greater than 12 months, the Company records the related ROU assets and lease liabilities at the present value of lease payments over the lease terms. The Company was not party to any leases which have a term of 12 months or less.

The Company’s lease population does not include any residual value guarantees, and therefore none were considered in the calculation of the ROU and lease liability balances. The Company has leases that contain variable payments, most commonly in the form of common area maintenance and operating expense charges, which are based on actual costs incurred. These variable payments were excluded from the calculation of the ROU asset and lease liability balances since they are not fixed or in-substance fixed payments. These variable payments were immaterial for both the years ended December 31, 2021 and 2020. The leases contain covenants that require the Company to construct the hangar facilities on the leased grounds within a certain period and spend a set minimum dollar amount. For one of the leases, the shortfall (if any) must be paid to the lessor. See Note 14, Commitments and Contingencies.

Tenant leases

The Company leases the hangar facilities that it constructs to third-party tenants. These leases have been classified as operating leases. The Company does not have any leases classified as sales-type or direct financing leases. Lease agreements with tenants are either on a month-to-month basis or have a defined term with an option to extend the term. The defined term leases vary in length from one to five years with options to renew for additional term(s) given to the lessee. One of the agreements contains an option by either party to terminate with appropriate notice, as defined. There are no options given to the lessee to purchase the underlying assets. The Company determines whether a contract contains a lease at the inception of the contract. The Company expects to continue to derive benefit from the underlying assets after the end of the lease term through further leasing arrangements. The underlying assets are the leasehold interest that the Company has in connection with its ground leases. There are no residual value guarantees. The Company mitigates risk related to the residual value of the assets by negotiating and attempting to secure future tenants through letters of intent prior to the current lease term’s termination and/or the substantial completion of the promised hangar facilities.

The leases may contain variable fees, most commonly in the form of tenant reimbursements, which are recoveries of the common area maintenance and operating expenses of the property and are recognized as income in the same period as the expenses are incurred. The leases did not have any initial direct costs. The leases do not contain any restrictions or covenants to incur additional financial obligations by the lessee.

Supplemental consolidated cash flow information

Supplemental consolidated cash flow information related to the Company’s leases was as follows:

	Year-ended December 31, 2021	Year-ended December 31, 2020
Cash paid for amounts included in measurement of lease liabilities:
Operating cash flows from operating leases as lessee	$1,187,847	$446,534

Supplemental consolidated balance sheet information

Supplemental consolidated balance sheet information related to the Company’s leases was as follows:

Weighted Average Remaining Lease Term	December 31, 2021	December 31, 2020
Operating leases as lessee	54.39 years	46.48 years

Weighted Average Discount Rate
Operating leases as lessee	4.40%	4.24%

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Lease commitments

The Company’s future minimum lease payments required under leases as of December 31, 2021 were as follows:

Year Ending December 31,	Operating Leases
2022	$2,031,193
2023	2,389,784
2024	2,427,720
2025	2,462,337
2026	2,521,865
Thereafter	216,532,960
Total lease payments	228,365,859
Less imputed interest	(167,076,824)
Total	$61,289,035

Lease income

Tenant leases to which the Company is the lessor require the following non-cancelable future minimum lease payments from tenants as of December 31, 2021:

Year Ending December 31,	Operating Leases
2022	$1,355,410
2023	1,391,432
2024	600,898
2025	565,928
2026	-
Thereafter	-
Total lease payments	3,913,668
Less rent concessions to be applied at Company’s discretion	(214,000)
Total	$3,699,668

7.         Bonds Payable

On May 20, 2021, the Company formed a new wholly-owned subsidiary, Sky Harbour Capital LLC, as a parent corporation to its wholly-owned subsidiaries that operate each of the aircraft hangar development sites under its ground leases. Sky Harbour Capital LLC and these subsidiaries form an Obligated Group (the “Obligated Group” or the “Borrowers”) under a bond issuance that closed on September 14, 2021 (the “Series 2021 Bonds”). The members of the Obligated Group are jointly and severally liable under the Series 2021 Bonds. The Company and its other subsidiaries are not members of the Obligated Group and have no obligation to repay the bonds.

The Series 2021 Bonds are payable pursuant to a loan agreement dated September 1, 2021 between the Public Finance Authority (of Wisconsin) and the Borrowers. The payments by the Borrowers under the loan agreement are secured by a Senior Master Indenture Promissory Note, Series 2021-1 issued by the Obligated Group under an indenture (the “Master Indenture”). The obligations of the Borrowers are collateralized by certain leasehold and subleasehold deeds of trust or mortgages on the Borrowers’ interests in the development sites and facilities being constructed at each airport where the Borrowers hold ground leases. In addition, the Borrowers have assigned, pledged and granted a first priority security interest in all funds held under the Master Indenture and all right, title and interest in the gross revenues of the Borrowers. Furthermore, the Company, Sky Harbour Holdings LLC and Sky Harbour Capital LLC have each pledged as collateral its respective ownership interest in any of the Borrowers.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The bond trustee established various restricted bank accounts which were initially funded with the bond proceeds. The bond trustee will continue to control the Borrowers’ cash receipts and disbursements under a Trust Agreement. Such restricted funds are available to fund the construction expenditures of the two phases of OPF, BNA, DVT, and APA, and SGR Phase II, and, with certain approvals and supplemental reports, up to $50,000,000 at other airport sites, in addition to certain operating expenses such as ground lease expense. These accounts also include funds to pay debt service through the end of construction at each site and various reserve funds such as a ramp-up reserve, debt service reserve and a maintenance reserve fund. Such trust bank accounts total approximately $196.7 million and are included in Restricted Cash on the consolidated balance sheet as of December 31, 2021.

The Borrowers have agreed to use all commercially reasonable efforts to jointly maintain a Debt Service Coverage Ratio (as defined in the agreement) of 1.25 for each applicable test period; provided, however, that the failure to maintain this ratio will not be considered an event of default so long as the Obligated Group takes all commercially reasonable action for correcting such deficiency. The measurement of the Debt Service Coverage Ratio will commence with the period ending December 31, 2024. If the Debt Service Coverage Ratio as of the end of any fiscal quarter is less than 1.0, the parent companies of the Borrowers will make contributions to the borrowers or otherwise cause the Debt Service Coverage Ratio to be at least 1.0 within 10 business days of the test date. If the Debt Service Coverage Ratio as of the end of any fiscal quarter is less than 1.25, Sky Harbour Capital LLC must deliver to the trustees, within 120 days, an independent consultant’s report and a specific plan designed to achieve a Debt Service Coverage Ratio of 1.25 in the following fiscal year.

The Series 2021 Bonds have principal amounts, interest rates, and maturity dates as follow: $21,085,000 bearing interest at 4.00%, due July 1, 2036; $30,435,000 bearing interest at 4.00%, due July 1, 2041; and $114,820,000 bearing interest at 4.25%, due July 1, 2054. The Series 2021 Bond that has a maturity date of July 1, 2036 was issued at a premium, and the Company received bond proceeds that were $249,436 above its face value. The bond premium is being amortized as a reduction of interest expense over the life of the bond. Interest is payable on each January 1 and July 1, commencing January 1, 2022. Principal repayments due under the Series 2021 Bonds are paid annually, commencing July 1, 2032.

The bonds maturing on July 1, 2036 are subject to optional early redemption, at the option of Sky Harbour Capital LLC, on or after July 1, 2028, in whole or in part, at a redemption price equal to the principal amount plus interest accrued to the redemption date. The bonds maturing on July 1, 2041 and July 1, 2054 are subject to optional early redemption, at the option of Sky Harbour Capital LLC, on or after July 1, 2031, in whole or in part, at a redemption price equal to the principal amount plus interest accrued to the redemption date. An extraordinary optional redemption is permitted in the event of damage or destruction of any of the underlying assets.

The Series 2021 Bonds are mandatorily redeemable upon the occurrence of certain events. Upon the sale of an asset by any Borrower, the applicable portion of the Series 2021 Bonds is subject to special mandatory redemption at prices specified in the agreement. Upon the occurrence of a determination of taxability in which the interest income of any of the bonds does not qualify as being excludable from the gross income of the holder (with limited exclusions), the Series 2021 Bonds are subject to mandatory redemption within 60 days, at a redemption price equal to the principal amount plus accrued interest. Upon the termination of any ground lease of a Borrower, and unless certain other certifications can be made, the Series 2021 Bonds are subject to redemption in an amount and at a redemption price as specified in the agreement. In lieu of redemption, the Bonds may be purchased by any of the Borrowers or by any party designated by Sky Harbour Capital LLC.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The following table summarizes the Company’s Bonds payable as of December 31, 2021:

December 31, 2021
Bonds payable:
Series 2021 Bonds Principal	$166,340,000
Premium on bonds	249,436
Bond proceeds	166,589,436
Debt issuance costs	(6,002,330)
Accumulated amortization of debt issuance costs and bond premium	92,286
Total Bonds payable, net	$160,679,392

In connection with the issuance of the Bonds Payable, the Company recognized debt issuance costs totaling $6,002,330 which are being amortized into interest using the Effective Interest method over the life of the bonds. Interest that is incurred at the stated interest rate of the bonds, as well as the amortization of bond premium and amortization of debt issuance costs are capitalized and added to the Cost of Construction on the consolidated balance sheet. See Note 12, Interest. Amortization of bond premium decreased capitalized interest by $4,408, and amortization of debt issuance costs increased capitalized interest by $96,694 for the year ended December 31, 2021.

8.         Loans Payable

In connection with two of its development projects, the Company had two secured construction loans that were outstanding during the entire year ended December 31, 2020 and for the period January 1, 2021 through the loans’ respective payoff dates of August 11, 2021 and September 3, 2021.

The Company closed on a construction loan on August 28, 2019 for up to $16,693,460 for the development of the SGR project (the “SGR Loan”). The loan bore interest at LIBOR (subject to a minimum of 2.2%) plus 6%, plus pay-in-kind (“PIK”) interest of 2% which was added to the principal amount. The SGR Loan was repaid on September 3, 2021, including all accrued and PIK interest.

On January 23, 2020, the Company closed on a construction loan for up to $45,960,267 for the development of the OPF project (the “OPF Loan”). The loan bore interest at LIBOR (subject to a minimum of 1.669%) plus 6%, plus PIK interest of 2% which was added to the principal amount.  An amendment to the loan on March 12, 2021 increased the interest rate to LIBOR plus 800 basis points, plus PIK interest of 2% that was added to the principal amount. The OPF Loan was repaid on August 11, 2021, including all accrued and PIK interest.

The following table summarizes the Company’s Loans payable as of December 31, 2020:

December 31, 2020
Loans payable:
Sugar Land Loan	$8,743,659
Opa Locka Loan	4,077,785
Subtotal	12,821,444
Debt issuance costs, net of accumulated amortization	(1,359,340)
Total loans payable, net	$11,462,104

Accumulated amortization of debt issuance costs related to loans payable totaled $1,581,926 as of December 31, 2020.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

9.         Equity and Redeemable Equity

The Company and its members entered into a Limited Liability Company Agreement on February 12, 2018. The LLC agreement was subsequently amended and restated on March 12, 2021 (the “A&R Operating Agreement”), which was amended and restated on September 14, 2021 (the “Second A&R Operating Agreement”). On January 25, 2022, in connection with the Yellowstone Merger, the Company, its members, and SHG entered into amended and restated agreement (the “Third A&R Operating Agreement”). The Company is classified as a partnership for federal and state income tax purposes.

March 2021 Recapitalization and Series A Investment

Prior to March 12, 2021, the Company had one class of LLC membership interests. The membership interests were held by two parties: the former majority member with a membership interest of 50.1% and the former minority member with a membership interest of 49.9%.

On March 12, 2021, there was a change in the ownership of membership units such that the former majority member no longer held an interest in the Company pursuant to a Redemption Agreement, and additional members invested in the Company pursuant to a Unit Purchase Agreement. Pursuant to the Unit Purchase Agreement, the Company’s former minority member (the “Founder”) received Founder Units and the new investors purchased Series A Preferred Units. The Series A Preferred Units were issued at $1,000 per unit and the Series A Preferred unitholders were issued a total of $31,250,000 in equity. Pursuant to a Convertible Note and Exchange Agreement dated March 12, 2021, proceeds from the issuance of Series A Preferred Units were used to fully satisfy outstanding note payable between the Company and a related party as described in Note 13, Related Party Transactions.

Yellowstone Agreement and Redeemable Series B Investment

On August 1, 2021, the Company entered into the Yellowstone Merger agreement with Yellowstone. In conjunction with the agreement, BOMN agreed to invest $55,000,000 of equity in the form of new Series B Preferred Units through its affiliate BOC YAC Funding LLC (“BOC YAC”), subject to the issuance of at least $80,000,000 of bonds by the Company.

On September 14, 2021, the Company issued $166,340,000 face amount of bonds (see Note 6, Bonds Payable), and since the condition was met, the Company issued 8,049 Series B Preferred Units together with Warrants, as described below, to BOC YAC in exchange for the $55,000,000. The Company entered into Second A&R Operating Agreement to include Series B Preferred Units, among other changes.

The Yellowstone Merger was completed on January 25, 2022. The Company, SHG, and the Existing Equityholders (members) of the Company subsequently entered into the Third A&R Operating Agreement, which among other things, (i) restructured the capitalization of the Company, and (ii) appointed SHG as the managing member of the Company. See Note 1, Organization and Business.

Units

The interests of the members in distributions, allocation of income and loss, and other amounts, as specified in the Second A&R Operating Agreement, are generally represented by their units of membership interests in the Company. Under the Second A&R Operating Agreement, there were two classes of units: capital units (which are comprised of Preferred Units, Founder Units, and Common Units) and Incentive Units. As of December 31, 2021, there were 31,250 Series A Preferred Units, 8,049 Series B Preferred Units, and 27,035 Founder Units authorized, issued and outstanding. A portion of the Series B Preferred Units have been designated as a subclass called BOC YAC Units.

The Preferred Units, the Founder Units and the Common Units are capital units that carry the right to cast one vote per unit on any matter to be approved by the members. The Incentive Units do not carry any voting rights.

Transfers of the Company’s units are restricted. Holders of Founder Units or Incentive Units have granted to the Company and Preferred Unit holders a right of first refusal to purchase all or any portion of their units that such holder proposes to transfer to another party. In certain instances, each member is subject to “drag-along” rights by which the member must sell shares if such sale is approved by the majority of holders of Founder Units and Series A and Series B Preferred Units and the Board of Managers.

The Second A&R Operating Agreement afforded certain protective provisions to the holders of Series A Preferred Units, Series B Preferred Units and Founder Units, respectively, that prevented the Board of Managers and Company from taking certain significant actions without having obtained the affirmative vote or written consent of the other members.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Series A Preferred Units

The Series A Preferred Unitholders were entitled to a preferred return that is defined as to each unit, an amount equal to the sum of (1) the Series A original issuance price (defined as $1,000 per unit) plus (2) a 6% per annum cumulative preferred return with respect to such Series A Preferred Unit investment. The unrecognized preferred return on Series A Preferred Units as of December 31, 2021 was $1,490,208.

Redeemable Series B Preferred Units

The Series B Preferred Unitholders were entitled to a preferred return that is defined as to each unit, an amount equal to the sum of (1) the Series B original issuance price (defined as $6,149.52 per unit or $6,832.80 for BOC YAC Units) plus (2) a 7% per annum cumulative preferred return with respect to such Series B Preferred Unit. With respect to the BOC YAC Units, the 7% per annum preferred return in excess of the original issuance price did not accrue unless the Yellowstone business combination agreement was terminated for any reason, and in that case, the 7% preferred cumulative return would have retroactive accrual to the date of issuance of the units. The unrecognized preferred return on Series B Preferred Units, including the BOC YAC Units, as of December 31, 2021 was $1,144,306.

Both the Series A and Series B Preferred Unit holders had the right to convert any or all of their Units into Common Units at a conversion price specified in the Second A&R Operating Agreement. Upon execution of the Third A&R Operating Agreement in connection with the Yellowstone Merger on January 25, 2022, the Series A Preferred Units and Founder Units automatically converted into Common Units of the Company and the Series B Preferred Units converted into to SHG Class A common stock at the same IPO price as the public investors of SHG.

The Series B Preferred Units contained redemption rights for both the Company and for the holders of the Series B Preferred Units under certain circumstances. Because the Series B Preferred Units were redeemable in cash by the Company in the future, they were classified as Temporary Equity, between the Liabilities and Equity sections of the consolidated balance sheet as of December 31, 2021. They are carried at their issuance price and not reflected at redemption value in the consolidated balance sheet because no Series B Preferred Units were redeemed between December 31, 2021 and January 25, 2022, the date such Units were automatically converted to SHG Class A stock equal to the original $55,000,000 investment at the conversion price of $10 per share.

Incentive Units

Incentive Units may be issued subject to vesting, forfeiture and repurchase pursuant to separate agreements, the provisions of which may be determined, altered or waived in the sole discretion of the Board of Managers. Each Incentive Unit is intended to be a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43, and the terms of the Incentive Units, including the right to participate in distributions may be subject to limitations and such other requirements as the Board of Managers may determine are necessary or appropriate for such interests to so qualify as profits interests.

The Second A&R Operating Agreement set a maximum number of Incentive Units permitted to be issued and outstanding of 7,573.76 units. The Third A&R Operating Agreement automatically converted such Incentive Units into Incentive Equity Units of the Company based on a defined unit conversion ratio. See Note 10, Incentive compensation.

Warrants

On September 14, 2021, the Company issued Lead Investor Warrants to BOC YAC to purchase 804.9 Common Units. The Lead Investor Warrants were classified as equity instruments and recorded at relative grant date fair value in Members’ equity on the consolidated balance sheet as of December 31, 2021. Upon the consummation of the Yellowstone Merger on January 25, 2022, the Lead Investor Warrants were automatically cancelled.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The Lead Investor Warrants were valued as of the grant date using the Black-Scholes option pricing model and the estimated probability of different outcomes. The key inputs to the valuation model are exercise price, value of the underlying common unit, term, risk-free interest rate, and volatility. The warrants are classified as Level 3 in the fair value hierarchy. The key assumptions used in the valuation of the Company’s warrants for the different outcomes were:

Value of underlying common unit	$6,196.40
Term (in years)	0.5 – 10.0 years
Risk-free interest rate	0.05% –1.28%
Volatility	21.1% –29.3%

The Board of Managers

Under the Second A&R Operating Agreement, the Board of Managers had the right and authority to manage the business and affairs of the Company and various other rights and authority as specified. Upon consummation of the Yellowstone Merger, the Third A&R Operating Agreement appointed SHG as the Managing Member of the Company.

Distributions

Under the Second A&R Operating Agreement, the Board of Managers determined the amount of any Proceeds Available for Distribution, which was defined as cash amounts received by the Company (excluding proceeds from capital contributions and capital transaction proceeds) after deduction for payments of operating expenses, other cash expenditures, and any amounts set aside for reserves. In addition to these distributions, there may have been distributions as a result of Capital Transactions, as defined in the agreement. There have been no distributions from the Company to date. Upon consummation of the Yellowstone Merger and execution of the Third A&R Operating Agreement, distributions will be made to the Members as determined by SHG, the managing member, utilizing an amended distribution schedule as defined in the agreement.

Liquidation

Upon dissolution, winding up and liquidation of the Company, the assets of the Company would be applied and distributed first to pay all creditors as required by law and then to the members in the same order as described above for other distributions.

Syndication Costs

As of December 31, 2020, the Company had capitalized $174,956 of syndication, or equity issuance costs, which was included within prepaid expenses and other assets. Upon obtaining Series A equity financing in March of 2021, the Company reclassified this amount to members’ equity and had also incurred additional amounts of $150,407, such that $325,363 of syndication costs are included as a reduction of members’ equity as of December 31, 2021 in connection with the Series A Preferred Units. The Company also allocated syndication costs totaling $685,013 between the Redeemable Series B Preferred Units and the Lead Investor Warrants which were issued in the same transaction, based on the relative fair value of each instrument. This resulted in $681,404 of syndication costs relating to the issuance of Series B equity being recorded as a reduction to Redeemable Series B Preferred Units on the consolidated balance sheet as of December 31, 2021, and $3,609 of syndication costs allocated to the Lead Investor Warrants being recorded as a reduction of members’ equity as of December 31, 2021. The Company has incurred $2,695,591 of syndication costs in connection with the Yellowstone Merger, which are recorded as an asset within prepaid expenses and other assets on the consolidated balance sheet as of December 31, 2021 until the related Yellowstone Merger was consummated in January 2022, at which time such costs were reclassified as a reduction in equity.

10.         Incentive Compensation

The Company granted 3,951 Incentive Units to employees during the year ended December 31, 2021. Such Incentive Units have a Distribution Threshold of $66,000,000 which was established at the date of grant. The holders of these units have been granted vesting terms ranging from equal monthly installments over the 24 months following the grant date to 25% vesting after one year with the remaining 75% vesting equally over the following 36-month period. Of the units granted, 3,622 units are eligible for catch-up distributions entitling the holder to priority distributions of 100% of all Proceeds Available for Distribution and Capital Transaction proceeds (after cumulative distributions have exceeded the Distribution Threshold), until each holder of such Catch-Up units has received the maximum amount of catch-up distributions that is specified in his or her individual Incentive Unit grant agreement. The Incentive Units are subject to forfeiture if the employee is terminated for cause or voluntarily ends their employment with the Company. The vesting of the Incentive Units is accelerated if the employee is terminated without cause or in the event of a capital transaction as defined in the Second A&R Operating Agreement. In connection with the Yellowstone Merger and the execution of the Third A&R Operating Agreement, the existing Incentive Units outstanding were adjusted based on a defined unit conversion ratio to reflect the new capital structure and remain Incentive Units of the Company. These Incentive Units may be exchanged for Common Units of the Company at the holder’s discretion upon vesting. All of the Company’s incentive awards are classified as equity instruments.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The Incentive Units were valued (as of the date of grant) using the Option-Pricing Method described in the AICPA Accounting and Valuation Guide entitled Valuation of Privately Held Company Equity Securities Issued as Compensation. The Option-Pricing Method treats profit units (such as the Company’s Incentive Units) and the capital units (the Company’s Preferred Units and the Founder Units) as call options on the total equity value of the Company, with exercise (or strike) prices based on the incremental equity required to repay liquidation preferences for the various holders of the Company’s securities. The values of the options associated with each strike price are calculated using the Black-Scholes option pricing model based on the grant date. The Incentive Units are classified as Level 3 in the fair value hierarchy. The key inputs and assumptions used in the valuation of the Company’s Incentive Units were:

Equity value	$62,287,970
Term (in years)	5
Risk-free interest rate	0.84%
Volatility	57%

Below is a summary of activity related to the Incentive Units for the year ended December 31, 2021:

	Units	Weighted-average grant date fair value
Units outstanding as of December 31, 2020	-
Granted	3,951	$318.44
Forfeitures	-	-
Units outstanding as of December 31, 2021	3,951	$318.44

Vested Units outstanding as of December 31, 2021	96	$324.20
Non-vested Units outstanding as of December 31, 2021	3,855	$318.30

The Company has elected a policy to recognize equity-based compensation expense on a straight-line basis over the requisite service period and has elected to account for forfeitures of Incentive Units if and when they occur. The Company recorded equity-based compensation expense relating to Incentive Units of $216,827 for the year ended December 31, 2021. As of December 31, 2021, there was $1,041,333 of total unrecognized compensation expense that is expected to be recognized over a weighted-average future period of 3.2 years.

11.         Fair Value Measurements

As of December 31, 2021, the fair value of the Company’s Series 2021-1 Bonds was approximately $173,000,000 as compared to their carrying value of $160,679,392. The fair value of the Company’s bonds is estimated utilizing Level 2 inputs including inactive prices for the bonds on inactive markets.

As of December 31, 2020, the carrying value of the Company’s Loans payable approximated their fair values due to the loans’ variable interest rates and the unrelated, third-party lender. The fair value of debt is estimated on a Level 2 basis as provided by ASC Topic 820, using a discounted cash flow analysis based on the borrowing rates currently available to the Company for loans with similar terms and maturities, discounting the future contractual interest and principal payments.

As stated in Note 8, Loans Payable, the terms of the Company’s loans required the Company to enter into an Interest Rate Protection Agreement (“Interest Rate Cap”) with a counterparty for each of its loans, and to assign such agreements and any payments payable thereunder to the lender. Under GAAP, derivative agreements such as these would be measured at fair value on a recurring basis in the consolidated balance sheets, using a variant of the Black-Scholes option pricing model commonly known as the Black model or the Black-76 model. The key inputs to the valuation model are notional amount, time to maturity, forward rates, and volatility. The interest rate protection agreements are classified as Level 2 in the fair value hierarchy. Changes in fair value of these instruments were reported in the consolidated statements of operations. During the year ended December 31, 2021, the loans were fully repaid and the related Interest Rate Caps were terminated at no cost. As of December 31, 2020, the fair values of the Interest Rate Cap agreements were not significant.

The carrying values of all other financial instruments on the consolidated balance sheets, including cash and restricted cash, approximate their fair values due to the short-term nature of these instruments.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

12.         Interest

Interest, including amortization of debt issuance costs, for the year ended December 31, 2021 totaled $4,569,470, of which $3,409,172 was capitalized in Cost of construction on the consolidated balance sheet during the year ended December 31, 2021. Interest, including amortization of debt issuance costs, for the year ended December 31, 2020 totaled $2,979,340, of which $2,583,642 was capitalized in Cost of construction on the consolidated balance sheet during the year ended December 31, 2020. Interest which is not capitalized is recorded as an expense and is included as Interest expense on the consolidated statements of operations.

The following table sets forth the details of interest expense:

	Year-Ended December 31, 2021	Year-Ended December 31, 2020
Interest	$3,113,387	$1,590,285
Amortization of bond premium and debt issuance costs	1,456,083	1,389,055
Total interest incurred	4,569,470	2,979,340
Less: capitalized interest	(3,409,172)	(2,583,642)
Interest expense	$1,160,298	$395,698

13.         Related Party Transactions

Loans payable to Related parties

Prior to obtaining the secured loans described in Note 8, Loans Payable, the Company’s activities were funded through a loan payable to a company owned by its former majority member. The loan payable dated February 12, 2018 was between the Company and HMFO LLC, a related party. The loan payable had a maturity date of February 28, 2021 and was due in one balloon payment on such date. The loan payable to HMFO LLC bore interest at an annual rate of 5.50% and all interest was paid-in-kind (“PIK”). Interest was payable along with the outstanding balance, upon maturity. Certain administrative services provided by HMFO LLC were added to the loan balance. Interest incurred on the loan payable to HMFO LLC for the years ended December 31, 2021 and 2020 totaled $115,275 and $472,274, respectively. The balance due under the loan payable to HMFO LLC was $0 as of December 31, 2021 and $10,727,301 as of December 31, 2020, including accrued interest of $837,992.

On March 12, 2021, pursuant to a Redemption Agreement between the Company and the former majority member, the loan payable from the Company to HMFO LLC was cancelled and all of the membership interests held by the former majority member were redeemed in exchange for a sum of $5,071,412, plus a Reimbursement and Indemnity Agreement from the Company and the Founder. The Company recorded a gain on extinguishment of this related party loan payable of $5,621,193, net of related expenses of $150,000 and net of redemption of membership interests. The gain was recognized as a deemed contribution to members’ equity on the consolidated balance sheet. The former majority member remained a Guarantor under the Company’s loans payable and also as a tenant under the Company’s Master Lease for the Sugar Land Loan, but was held harmless for these liabilities under the Reimbursement and Indemnity Agreement.

Beginning in November 2020, the Company entered into a note payable with a related party, SH Investment Fund I LLC, a company controlled by the Founder and CEO. The note payable bore interest at 8% per annum and had a maturity date of November 24, 2021. Amounts payable under the note were drawn by requesting “advances” from the lender, up to $1,000,000, and could be used by the Company only for certain types of expenditures that were approved in advance by the lender. The note payable had a balance of $485,153 as of December 31, 2020. On March 12, 2021, the Company issued 1,250 Series A Preferred Units in full satisfaction of the note payable by the Company to SH Investment Fund I LLC. The fair value of the 1,250 units was $1,250,000 and exceeded the carrying value of the $1,000,000 note payable at the time of extinguishment; thereby resulting in a loss on extinguishment of related party debt of $250,000 which was recorded as a charge in the consolidated statement of operations.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Services

For the year ended December 31, 2020, the Company utilized administrative services provided by HMFO LLC. The amounts charged for such services totaled $0 for the year ended December 31, 2021 and $2,720,576 for the year ended December 31, 2020. Furthermore, HMFO LLC also made cash advances to the Company of $314,331 during the year ended December 31, 2020. These amounts were payable to HMFO LLC as of December 31, 2020 and included within Loans payable to related parties on the consolidated balance sheet.

In addition, during the years ended December 31, 2021 and 2020, the Company paid $86,700 and $24,800, respectively, for services rendered by employees of a company affiliated with the Founder and CEO.

For the years ended December 31, 2021 and 2020, the Company paid a total of $900,000 and $0, respectively, to the Founder for his service in the capacity of Chief Executive Officer.

For the years ended December 31, 2021 and 2020, the Company paid $141,726 and $8,767 respectively, for consulting services, to a company that employed the chief financial officer until prior to July 1, 2021. In September 2021, the Company paid $1,665,894 to this company as a one-time closing fee for serving as the structuring advisor for the Series 2021 Bond issuance under a consulting contract in effect since January 1, 2021 (See Note 7, Bonds Payable). This structuring advisor fee represents 1% of the proceeds of the Series 2021 Bonds and is included in debt issuance costs.

On September 20, 2021, the Company entered into a non-exclusive agreement with Echo Echo, LLC, a related party to the Founder, for the use of a Beechcraft Baron G58 aircraft. The effective date of the agreement was September 8, 2021 and the agreement automatically renews annually. The agreement can be terminated without penalty if either party provides 35 days written notice, or if the aircraft is sold or otherwise disposed of. The Company will be charged $675 per flight hour of use along with all direct operating costs. Additionally, the Company will also incur the pro rata share of maintenance, overhead and insurance costs of the aircraft. For the year ended December 31, 2021, the Company recognized $133,242 of expense within General and administrative expense under the terms of this agreement, which is payable to Echo Echo, LLC as of December 31, 2021 and presented within Accounts payable, accrued expenses and other liabilities.

Defined Contribution Retirement Plan

Certain of the Company’s employees participate in a defined contribution 401(K) retirement plan. The plan was sponsored by a related party through March 2021. In May 2021, a new plan was created which is sponsored by the Company. The Company does not provide a matching contribution to the plan, and thus, there was no expense for either of the years ended December 31, 2021 or 2020.

14.         Commitments and Contingencies

In addition to the lease payment commitments discussed in Note 6, Leases, the ground leases to which the Company is a party contain covenants that require the Company to conduct construction of hangar facilities on the leased grounds within a certain period and in some cases, to spend a minimum dollar amount.

With respect to the Company’s SGR Phase II project, the Company is subject to requirements that define (i) a minimum improvement amount of $2,000,000 and (ii) that related construction commence by October 2022 and be completed by October 2023. If these conditions are not met or otherwise waived or amended, the ground lease for the parcels designated for the SGR Phase II project will automatically terminate.

The Company is subject to minimum improvement amounts for both phases of its construction projects at OPF. The minimum improvement amount OPF Phase I is $8,500,000, which must be met by July 31, 2022. The minimum improvement amount for OPF Phase II is $6,000,000 and must be met by July 2023. As of December 31, 2021, the Company has exceeded its minimum improvement amount related to the OPF Phase I project. If the Company were to not meet its improvement amount for the OPF Phase II project, it would be considered an event of default for the parcel associated with such project, and the landlord has the option to terminate the lease for the parcel.

The Company has committed to spend $17,000,000 in capital improvements on the BNA construction project by July 2, 2023, which is 24-months from the building permit date. If this amount is not expended, the shortfall would become due and payable within 60 days as additional rent under the lease agreement.

SKY HARBOUR LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The APA Lease requires the Company to improve the property in accordance with a development plan included in the lease and to complete such improvements within 24-months of the issuance of permitting documents. The APA Phase I project is still in the permitting phase.

The DVT Lease requires improvements to be made for Phase I (estimated cost of improvements of $15,300,000) and for Phase II, if such option is exercised (estimated cost of improvements of $14,600,000), within 12-months after receiving permitting documents for each Phase, but in no event later than May 2026. The Company is still in the permitting phase of its DVT Phase I project.

The Company has contracts for construction of the Opa Locka project and the Nashville project. The Company may terminate either of the contracts or suspend construction without cause; however, the Company would be subject to paying a penalty under the Opa Locka construction contract of 50% of the unrealized fee which remains to be earned as of the termination date. There is no termination penalty under the Nashville construction contract.

15. Subsequent Events

The Company has evaluated all subsequent events through March 28, 2022, which is the date the consolidated financial statements were available to be issued.

On January 25, 2022, the Company completed the Yellowstone Merger. See Note 1, Organization and Business, and Note 9, Equity and Redeemable Equity.

On March 2, 2022, the Company entered into an agreement for the Company to purchase the sublessee’s interest in the underlying ground lease at OPF. See Note 6, Leases.